EXHIBIT 32

             CERTIFICATION PURSUANT TO 18 U.S.C. SS.1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Biotel Inc. (the "Company") on Form 10-QSB for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities listed below, hereby certifies, pursuant to 18U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                               BIOTEL INC.

Date: February 14, 2005                        By: /s/ B. Steven Springrose
                                               ---------------------------------
                                               B. Steven Springrose
                                               Chief Executive Officer
                                               and President
                                               (principal executive officer)


Date: February 14, 2005                        By: /s/ Judy E. Naus
                                               ---------------------------------
                                               Judy E. Naus
                                               Chief Financial Officer
                                               (principal financial officer)




         A signed original of this written statement required by Section 906 has been provided to Biotel Inc. and will be retained by Biotel Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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